                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is entered into as of this 1st day of January 2002, between RAWLINGS SPORTING GOODS COMPANY, INC., a Delaware corporation (the "Company"), and HOWARD B. KEENE (the "Executive"). This Agreement cancels and supersedes all previous agreements relating to the subject matter of this Agreement or otherwise, whether written or oral, between the parties hereto, including but not limited to that certain October 13, 1994 Indemnity Agreement, and the October 26, 1995 Severance Agreement, and this Agreement contains the entire understanding of the parties hereto and shall not be amended, modified or supplemental in any manner whatsoever except as otherwise provided herein or in writing signed by each of the parties hereto.

         1. EMPLOYMENT. The Company agrees to employ the Executive and the Executive agrees to be employed by the Company as its President, and as an officer of the Company upon the terms and conditions of this Agreement. The Executive shall report directly to the Chief Executive Officer unless Executive and Company mutually agree otherwise.

         2. TERM. The term of Executive's employment hereunder shall be ten (10) years, commencing on the date first written above, and ending on the tenth anniversary of such date (the "Contract Term"), unless this Agreement is earlier terminated in accordance with the terms of Section 12 hereof.

         3. EXECUTIVE'S COMPENSATION.

                  (a) Base Salary. For all services rendered by the Executive to the Company, the Company shall pay the Executive an initial base salary of $170,000 per year with adjustments as noted below. For the first three (3) years of this Agreement, the Executive agrees to defer $40,000 per year into his Rawlings 401(k) account and/or his Rawlings Deferred Compensation account. In addition, beginning January 1, 2005, the Company will begin making contributions in equal monthly installments to the Employee's Deferred Compensation account(s) as outlined below:

                                                                                   Additional Compensation
               Calendar Year                                                       Paid by the Company to
        (January 1 thru December 31)                Base Salary                  Employee's Deferred Account
        ----------------------------                -----------                  ---------------------------
                    2002                              $170,000                                   0
                    2003                              $170,000                                   0
                    2004                              $170,000                                   0
                    2005                              $127,500                             $40,000
                    2006                              $127,500                             $40,000
                    2007                              $113,300                             $30,000
                    2008                              $ 85,000                             $20,000
                    2009                              $ 85,000                             $20,000
                    2010                              $ 56,600                             $15,000
                    2011                              $ 56,600                             $15,000

                  Salary payments shall be subject to withholding and other applicable taxes and shall be payable in accordance with the Company's normal payroll practices. Any increase in salary beyond the above table will be solely at the discretion of the Compensation Committee.

                  (b) Bonus. The Executive shall continue to be eligible to receive an annual bonus of up to 75% of the Executive's base salary (the "Bonus"), with a target of 50% of base salary, to be determined consistent with the criteria used to determine the payment of Bonuses to other executives having duties and responsibilities generally comparable to Executive's, unless such criteria are modified by mutual agreement of the Executive and the Company's Chief Executive Officer. On or before December 31 of each year, the Company shall pay to Executive the amount of any Bonus due hereunder with respect to the previous fiscal year. All Bonus payments shall be subject to withholding and all other applicable taxes.

                  Except as otherwise expressly provided herein, if Executive voluntarily terminates employment with the Company except for Good Reason as defined in Section 12, or is terminated by the Company for cause (under Section
12), the Executive shall receive no Bonus for the year in which he leaves the Company.

                  (c) Reimbursement of Expenses. The Company shall reimburse the Executive for all ordinary and necessary business expenses incurred and paid by the Executive in the course of the performance of the Executive's duties pursuant to this Agreement and consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, and subject to the Company's requirements with respect to the manner of reporting such expenses.

         4. BENEFITS.

                  (a) Benefits. The Executive shall receive additional benefits consistent with those provided to other executives having responsibility commensurate to that of the Executive, and such benefits as may be from time to time agreed upon in writing between the Executive and the Company. Notwithstanding the foregoing, the Executive shall receive, for the term of this

Agreement, the additional benefits listed in the attached Exhibit A, which is incorporated herein.

                  (b) Vacation. The Executive shall receive four (4) weeks of vacation annually for the first three (3) years of this Agreement. For years four (4) and five (5), 2005 and 2006, the Executive shall receive sixteen (16) weeks of vacation annually. For year six (6), 2007, the Executive shall receive eighteen (18) weeks of vacation annually. For years seven (7) and eight (8), 2008 and 2009, the Executive shall receive twenty-eighty (28) weeks of vacation annually. For years nine (9) and ten (10), 2010 and 2011 the Executive shall receive thirty-six (36) weeks of vacation annually.

         5. STOCK OPTIONS.

                  (a) The Company hereby grants to Executive as of the date of this Agreement a nonqualified stock option (the "Option") to purchase 20,000 shares of the Company's common stock (the "Shares") at the market price per share as of the close of business on the date on which this Agreement is executed pursuant to the Rawlings Sporting Goods Company, Inc.'s 1994 Long-Term Incentive Plan and the Nonqualified Stock Option Agreement (the "Plan"). The Option shall vest and become exercisable immediately upon execution of this Agreement and may be exercised at any time thereafter at the Executive's sole discretion in accordance with the Plan as approved by the Stock Option Committee (the "Committee") thereunder. The number of Shares with respect to which the Option may be exercised shall be cumulative so that if the full number of Shares shall not have been purchased, any such unpurchased Shares shall continue to be included in the number of Shares with respect to which the Option shall then be exercisable along with any other Shares as to which the Option may become exercisable.

                  If the Company experiences a Change of Control as defined by the Plan or if this Agreement terminates for any reason (any of which may be defined as the "triggering event"), the Executive may choose to exercise and may sell his shares, in accordance with the Plan as approved by the Committee thereunder, in exchange for a lump sum payment equivalent to the difference between the purchase price per share at the time of the triggering event and the market price per share as of the close of business on the date on which this Agreement is executed.

                  (b) The Executive shall be eligible for additional stock option grants solely at the discretion of the Compensation Committee.

                  (c) The options described in (a) and (b) above are not transferable to any third party by the Executive except to a revocable living trust established by the Executive of which the Executive is a trustee and the primary beneficiary. The options may be exercised only to purchase whole Shares. No fractional shares will be issued upon exercise of the options. The options shall be exercised and payment made to the Company in accordance with procedures provided by the Compensation Committee of the Company.

                  (d) Notwithstanding any provision within this Agreement to the contrary, all stock options granted to Executive prior to this Agreement shall remain in effect consistent with their granted terms.

         6. DUTIES. The Executive agrees that so long as he is employed under this Agreement he will (i) devote his best efforts to properly further the interests of the Company, (ii) at all times be subject to the Company's direction and control with respect to his activities on behalf of the Company,
(iii) comply with all rules, orders and regulations of the Company, (iv) truthfully and accurately maintain and preserve such records and make all reports as the Company may require, and (v) fully account for all monies and other property of the Company of which he may from time to time have custody and deliver the same to the Company whenever and however directed to do so.

         Furthermore, the Executive is employed primarily to lead and manage the Company's purchasing, inventory control, customer service and human resources functions in his role as President. Any additional duties will be mutually agreed to by the Executive and the Company's Chief Executive Officer. It is contemplated that as the Executive ceases working full-time beginning January 1, 2005, the scope of the Executive's responsibilities may be reduced to reflect his increased vacation time. These reductions will be mutually agreed to by the Executive and the Company's Chief Executive Officer. If the parties can not agree, the parties will mediate the disagreement per the terms of Section 20.

         7. COVENANT NOT TO DISCLOSE CONFIDENTIAL INFORMATION. The Executive acknowledges that during the course of his employment with the Company he has or will have access to and knowledge of certain information and data which the Company considers confidential and that the release of such information or data to unauthorized persons would be extremely detrimental to the Company. As a consequence, the Executive hereby agrees and acknowledges that he owes a duty to the Company not to disclose, and agrees that, during or after the term of his employment, without the prior written consent of the Company he will not communicate, publish or disclose, to any person anywhere or use any Confidential Information (as hereinafter defined) for any purpose other than carrying out his duties as President. The Executive will return to the Company all Confidential Information in the Executive's possession or under the Executive's control whenever the Company shall so request, and in any event will promptly return all such Confidential Information if the Executive's relationship with the Company is terminated for any or no reason and will not retain any copies thereof. For purposes hereof the term "Confidential Information" shall mean any information or data used by or belonging or relating to the Company that is not known generally to the industry in which the Company is or may be engaged, including without limitation, any and all trade secrets, proprietary data and information relating to the Company's past, present or future business and products, price lists, customer lists, processes, procedures or standards, manuals, business strategies, records, drawings, specifications, designs, financial information, whether or not reduced to writing, or information or data which the Company advises the Executive should be treated as Confidential Information.

         8. COVENANT NOT TO COMPETE. The Executive acknowledges that during his employment with the Company he, at the expense of the Company, has been and will be specially trained in the business of the Company, has and will establish favorable relations with the customers, clients and accounts of the Company and has and will have access to inventions, trade secrets and Confidential Information of the Company. Therefore, in consideration of such training and relations and to further protect the inventions, trade secrets and Confidential Information of the Company, the Executive agrees that during the term of his employment by the Company and for a period of two (2) years from and after the termination of such employment by the Company for cause or by the Executive without "Good Reason" or any or no reason, he will not, directly or indirectly, without the express written consent of the Company, except when and as requested to do in and about the performance of his duties under this Agreement:

                  (a) Own or have any interest in or act as an officer, director, partner, principal, employee, agent, representative, consultant or independent contractor of, or in any way assist in, any business located in or doing business in the United States or in any other country, territory or possession in which the Company has engaged in business during the Executive's employ, that is engaged in direct competition with any business of the Company at any time during the last two (2) years of the Executive's employment hereunder;

                  (b) Solicit, divert or attempt to divert clients, customers (whether or not such persons have done business with the Company once or more than once), accounts of the Company, or prospective clients, customers or accounts which the Company has contacted within the two (2) years immediately preceding Executive's termination; or solicit, entice or induce or in any manner influence any person who is or shall be in the employ or service of the Company to leave such employ or service for the purpose of engaging in a business that may be in competition with the Company.

                  (c) Solicit, entice or induce or in any manner influence any person who is or shall be in the employ or service of the Company to leave such employ or service for the purpose of engaging in a business that may be in competition with the Company; or

                  Notwithstanding anything herein to the contrary, Executive may own up to 1% of the outstanding equity securities of stock in any corporation which is listed upon a national stock exchange or actively traded in the over-the-counter market.

         9. SUCCESSORSHIP. The Company shall exercise its best efforts to require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of the business and/or assets of the Company or of any division or subsidiary thereof to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as he would be entitled hereunder if terminated voluntarily by Executive for Good Reason or without Cause by the Company as defined in and pursuant to Section 12 hereof, and consistent with the provisions of Section 5 except that for the purposes of implementing the foregoing the date on which any such succession becomes effective shall be deemed the Effective Date of Termination.

         10. SPECIFIC PERFORMANCE. Recognizing that irreparable damage will result to the Company in the event of the breach or threatened breach of any of the foregoing covenants and assurances by the Executive contained in Sections 7 or 8 hereof, and that the Company's remedies at law for any such breach or threatened breach will be inadequate, the Company and its successors and assigns, in addition to such other remedies which may be available to them, shall be entitled to, seek an injunction to be issued by any court of competent jurisdiction ordering compliance with this Agreement or enjoining and restraining the Executive, and each and every person, firm or company acting in concert or participation with him, from the continuation of such breach and, in addition thereto, he shall pay to the Company all ascertainable damages, including costs and reasonable attorneys' fees sustained by the Company by reason of the breach or threatened breach of said covenants and assurances. The Company shall pay to the Executive all costs and reasonable attorneys' fees incurred by the Executive in defending against any action instituted by the Company or in enforcing this Agreement if a court of competent jurisdiction finds that the Executive is the prevailing party in such action. The obligations of the Executive and the rights of the Company, its successors and assigns under Sections 7, 8, 10, 11, 13, 17, 19 and 20 of this Agreement shall survive the termination of this Agreement. The covenants and obligations of the Executive set forth in Sections 7 and 8 hereof are in addition to and not in lieu of or exclusive of any other obligations and duties of the Executive to the Company, whether express or implied in fact or in law.

         11. POTENTIAL UNENFOREABILITY OF ANY PROVISION. If a final judicial determination is made that any provision of this Agreement is an unenforceable restriction against the Executive, the provisions hereof shall be rendered void only to the extent that such judicial determination finds such provisions unenforceable, and such unenforceable provisions shall automatically be reconstituted and become a part of this Agreement, effective as of the date first written above, to the maximum extent that is lawfully enforceable. A judicial determination that any provision of this Agreement is unenforceable shall in no instance render the entire Agreement unenforceable, but rather the Agreement will continue in full force and effect absent any unenforceable provision to the maximum extent permitted by law.

         12. TERMINATION.

                  (a) This Agreement shall terminate immediately upon the death, Disability as defined herein or adjudication of legal incompetence of the Executive by a court of competent jurisdiction. Disability is defined as any significant impairment of a major life activity that prevents the Executive from performing the essential functions of his position for a period of six (6) months as determined by an independent medical practitioner.

                  In the event this Agreement is terminated, the parties' obligations under this Agreement shall terminate immediately (except as otherwise provided herein), and neither the Executive nor his estate, heirs, successors or assigns shall be entitled to any further compensation hereunder.

                  (b) If the Company terminates the Executive employment, other than for cause (as defined below), prior to the end of the contract term or if the Executive voluntarily terminates his employment with the Company for "Good Reason", which shall mean the occurrence of any one of the following events unless Executive specifically agrees in writing that such event shall not be a "Good Reason": (i) assignment of Executive to duties materially inconsistent with the Executive's authorities, duties, responsibilities, and status (including offices, titles, and reporting requirements), (ii) a reduction or alteration in the nature or status of Executive's authorities, duties, or responsibilities, other than an insubstantial and inadvertent act that is remedied by the Company, it being understood, however, that the parties are maintaining the Executive's daily oversight of the Purchasing, Inventory Control, Human Resources and Customer Service departments and his direct reporting to the Chief Executive Officer for the first three (3) years of this Agreement and this direct oversight and/or reporting may be discontinued or changed if, after the completion of the thirty-sixth (36th) month of this Agreement, the Company determines in its sole discretion that oversight by a full-time Executive would be preferable, or (iii) a reduction of Executive's Base Salary other than, pursuant to Section 3 (a) above, or (iv) the relocation of the Executive, to a work site more than forty (40) miles from the office at which the Executive was based as of the date hereof, except for required travel on the business of the Company to an extent substantially consistent with the Executive's present business obligations, or (v) in the event of a change of control, as defined in Paragraph 5 of this Agreement, and the Company shall fail to require any successor (whether direct or indirect, by purchase, merger, consolation, or otherwise) to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform the Agreement if no succession had taken place, including but not limited to the obligations of the Company contained within paragraph 5, and in no other circumstances during the term hereof (e.g., the Executive's death or disability or voluntary termination for any reason other than herein before set forth), the Company shall be required to pay
Executive:

                  (i) The Executive's accrued Base Salary.

                  (ii) A lump sum cash payment equal to the product of the Executive's remaining Base Salary under the contract, multiplied by 1.5 reflecting a 50% target bonus for the remaining years.

                  (iii) A lump sum cash payment equal to the sum of the remaining additional compensation paid by the Company to Executive's deferred account as outlined in Section 3(a).

                  (iv) Distribution upon the Executive's request all sums in deferred compensation accounts accrued.

                  (v) Any additional payments or benefits explicitly provided under the terms of any plan, policy, program of the Company or in this Agreement in effect at the time of the Executive's termination or as otherwise required by applicable law.

                  For purposes of this Section 12, "Cause" shall mean the occurrence of any of the following events:

                  1. Performance by the Executive of a negligent or intentional act of fraud, dishonesty, breach of fiduciary duty or conviction of a felony or plea of nolo contendre to a felony charge of embezzlement or theft, as determined by a court of competent jurisdiction relating to the activities of the Company;

                  2. Violation by the Executive of the convenants and agreements as determined by a court of competent jurisdiction contained in Sections 7 and 8 hereof;

                  3. Repeated violations by the Executive of the Executive's obligations under Section 6 of this Agreement which are demonstrably willful and deliberate on the Executive's part;

Provided that Cause as defined in clause (b) above shall not constitute Cause unless Executive is provided with written notice ("Notice to Cure") of such Cause including the specific reasons which form the basis for such consideration and the Executive fails to cure it within a reasonable time (not more than thirty (30) days) after receipt of the Notice to Cure; and provided further that Cause as defined in clause (b) above shall not mean: (A) any act or omission believed by the Executive in good faith to have been in or not opposed to the interest of the Company (without intent of the Executive to gain therefrom, directly or indirectly, a profit to which the Executive was not legally entitled); or (B) any act or omission with respect to which notice of termination of employment of the Executive is given more than twelve (12) months after the earliest date on which the Company knew or should have known of such act or omission. Any and all disputes shall be resolved by arbitration in accordance with Section 20 hereof.

         13. WAIVER OF BREACH. Failure of the Company to demand strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of the term, covenant or condition, nor shall any waiver or relinquishment by the Company of any power right or power hereunder at any one time or more times be deemed a waiver or relinquishment of the right or power at any other time or times.

         14. NO CONFLICTS. The Executive represents and warrants to the Company that neither the execution nor delivery of this Agreement, nor the performance of the Executive's obligations hereunder will conflict with, or result in a breach of, any term, condition, or provision of, or constitute a default under, any obligation, contract, agreement, covenant or instrument to which the Executive is a party or under which the Executive is bound, including without limitation, the breach by the Executive of a fiduciary duty to any former employers.

         15. INDEMNIFICATION.

                  (a) The Company shall indemnify Executive if he is or was a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, including without limitation any action by or in the right of the Company, by reason of the fact that he is a director or officer of the Company or is or was a director or officer of the Company who is or was serving at the request of the Company as a director, officer, agent, employee, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise; against expenses, including for attorneys' fees, judgments, fines, taxes and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if Executive's conduct is not finally adjudged to be knowingly fraudulent, deliberately dishonest or willful misconduct. The right to indemnification conferred in this Section shall include the right to be paid by the Company expenses incurred in defending any actual or threatened civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding. Such right will be conditioned upon receipt of an undertaking by or on behalf of Executive to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Section. Such right shall survive any amendment or modification of this Agreement with respect to expenses incurred in connection with claims, regardless of when such claims are brought, arising out of acts or omissions occurring prior to such amendment or modification.

                  (b) The indemnification provided by this Section shall not be deemed exclusive of any other rights to which Executive may be entitled under any by-law, agreement, vote of disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to Executive whether he has ceased to be a director, officer, employee, partner, trustee or agent and shall inure to the benefit of the heirs, executors and administrators of Executive.

                  (c) The Company shall obtain directors' and officers' liability insurance ("D&O Insurance") as may be or become available in reasonable amounts from established and reputable insurers with respect to which the Executive is named as an insured. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to indemnify Executive for such expenses that have been paid directly to the Executive by D&O Insurance. If the Company has D&O Insurance in effect at the commencement of a proceeding, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Executive, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

                  (d) For purposes of this Section, the term "other enterprise" shall include employee benefit plans; the term "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and the term "serving at the request of the Company" shall include any service as a director, officer, employee, partner, trustee or agent of, or at the request of, the Company which imposes duties on, or involves services by, such director, officer, employee, partner, trustee or agent with respect to an employee benefit plan, its participants, or beneficiaries.

         16. CAPTIONS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms of provisions hereof.

         17. GOVERNING LAW. This Agreement and all rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Missouri applicable to agreements made and to be performed entirely within the State, including all matters of enforcement, validity and performance.

         18. NOTICE. All notices, requests, demands and other communications hereunder shall be deemed duly given if delivered by hand or if mailed by certified or registered mail with postage prepaid as follows:

         If to the Company:
                  Rawlings Sporting Goods Company, Inc.
                  P.O. Box 22000
                  St. Louis, MO 63126
                  Attention: Chief Executive Officer

         If to the Executive:
                  Howard B. Keene
                  1974 Raintree Trail
                  Collinsville, IL 62234

         or to any other address as either party may provide to the other in writing.

         19. ASSIGNMENT. This Agreement is personal and not assignable by the Executive but it may be assigned by the Company in accordance with Section 9 hereof upon notice to the Executive and shall thereafter be binding upon and enforceable by any person which shall acquire or succeed to substantially all of the business or assets of the Company (and such person shall be deemed included in the definition of the "Company" for all purposes of this Agreement) but is not otherwise assignable by the Company.

         20. ARBITRATION. Except with respect to disputes or controversies arising out of Sections 7 and 8 hereof, any dispute between any of the parties hereto or claim by a party against another party arising out of or in relation to this Agreement or in relation to any alleged breach thereof shall be finally determined by arbitration in accordance with the rules then in force of the American Arbitration Association. The arbitration proceedings shall take place in St. Louis, Missouri, or such other location as the parties in dispute hereafter may agree upon; and such proceedings shall be governed by the laws of the State of Missouri as such laws are applied to agreements between residents of such State entered into and to be performed entirely within that State.

         The parties shall agree upon one arbitrator, who shall be an individual skilled in the legal and business aspects of the subject matter of this Agreement and of the dispute. If the parties cannot agree upon one arbitrator, each party in dispute shall select one arbitrator and the arbitrators so selected shall select a third arbitrator. In the event the arbitrators cannot agree upon the selection of a third arbitrator, the third arbitrator shall be appointed by the American Arbitration Association at the request of any of the parties in dispute. The arbitrators shall, if possible, be individuals skilled in the legal and business aspects of the subject matter of this Agreement and of the dispute.

         The decision rendered by the arbitrator or arbitrators shall be accompanied by a written opinion in support thereof. The decision shall be final and binding upon the parties in dispute without right of appeal. Judgment upon the decision may be entered into in any court having jurisdiction thereof, or application may be made to that court for a judicial acceptance of the decision and an order of enforcement. Costs of the arbitration shall be assessed by the arbitrator or arbitrators against any or all of the parties in dispute, and shall be paid promptly by the party or parties so assessed.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed in duplicate, and the Executive has hereunto set his hand, on the day and year first above written.

[THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.]


                           THE SIGNATURE PAGE FOLLOWS.

RAWLINGS SPORTING GOODS COMPANY, INC.


By:
         ------------------------------

Name:
         ------------------------------

Title:                                           December 4, 2001
         ------------------------------          ----------------
                                                      (Date)



---------------------------------------
Howard B. Keene

                                    EXHIBIT A

                        PERKS/BENEFITS - HOWARD B. KEENE



1.       Company car - American made - every two (2) years.

2.       Company gas card.

3.       Country club annual dues - Sunset Hills Country Club.

4.       Company telephone credit card. *

5.       Company car rental credit card (Avis). *

6.       Company paid American Express credit card. *

7. 401(k); and other deferred compensation programs available to other executives of the Company.

8.       All insurance available to other executives of the Company.

9.       One annual membership in an airline club.



* For Company use only.